Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 12, 2022, with respect to the carve-out financial statements of United Maritime Predecessor included in the Registration Statement (Form 20-F) of United Maritime Corporation for the registration of shares of common stock, including the Preferred Stock Purchase Rights.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
June 6, 2022